Exhibit 99.1
For Immediate Release
Contact: Vickie Schray
vickie.schray@zovio.com
866 475 0317 x10003

Zovio Inc Reports Third Quarter 2021 Results

CHANDLER, AZ (October 27, 2021) - Zovio Inc (NASDAQ: ZVO), an education technology services company, today announced its results for the three and nine months ended September 30, 2021.
"For the third quarter of 2021, our results were largely in-line with our expectations; although, we are striving for enhanced performance over the long-term. While enrollment in our University Partner Group has remained pressured, we are seeing retention stabilize as we execute on a number of initiatives to increase enrollment and deliver strong student outcomes,” commented George Pernsteiner, Zovio Board Chair and Interim CEO. “In addition, Fullstack and TutorMe continue to enhance our ecosystem to support learners' education and career aspirations through additional partnerships and programs. We are executing our strategy to bring education opportunities to learners where they are, and as a result, we are maintaining our outlook for the full year 2021."
On December 1, 2020, the Company consummated a Sale Transaction in which the Company transferred the academic and related operations and assets comprising the University of Arizona Global Campus (“Global Campus”). The Company now provides services to Global Campus, which include recruiting, financial aid, counseling, institutional support, information technology, and academic support services. The Company made changes in its presentation of its revenue line items and operating expenses and reclassified prior periods to conform to the current presentation.
Financial Results for the Three Months Ended September 30, 2021
Revenue and other revenue for the three months ended September 30, 2021 was $62.2 million, compared with revenue and other revenue of $102.2 million for the three months ended September 30, 2020.
Operating loss for the three months ended September 30, 2021 was $5.1 million, compared with operating income of $0.7 million for the three months ended September 30, 2020.
Net loss for the three months ended September 30, 2021 was $5.2 million, compared with net income of $1.1 million for the three months ended September 30, 2020.
Diluted loss per share for the three months ended September 30, 2021 was $0.16, compared with diluted income per share of $0.03 for the three months ended September 30, 2020.
The Company recognized income tax expense of approximately $59.0 thousand for the three months ended September 30, 2021, compared with an income tax benefit of $0.4 million for the three months ended September 30, 2020.
Non-GAAP Financial Results for the Three Months Ended September 30, 2021
Non-GAAP operating loss for the three months ended September 30, 2021 was $3.9 million, compared with non-GAAP operating income of $2.9 million for the three months ended September 30, 2020. Non-GAAP operating loss for the three months ended September 30, 2021 excludes restructuring and impairment costs of $0.3 million, separation transaction costs of $0.1 million, acquisition costs of $0.5 million and non-GAAP stock compensation of $0.4 million. Non-GAAP operating loss for the three months ended September 30, 2020 excludes restructuring and impairment expense of $0.2 million, separation transaction costs of $1.5 million and acquisition costs of $0.5 million.
Non-GAAP net loss for the three months ended September 30, 2021 was $4.0 million, compared with non-GAAP net income of $2.9 million for the three months ended September 30, 2020. Non-GAAP net loss for the three months ended September 30, 2021 excludes restructuring and impairment costs of $0.3 million, separation

Exhibit 99.1
transaction costs of $0.1 million, acquisition costs of $0.5 million, non-GAAP stock compensation of $0.4 million and an immaterial income tax expense. Non-GAAP net income for the three months ended September 30, 2020 excludes restructuring and impairment expense of $0.2 million, separation transaction costs of $1.5 million, acquisition costs of $0.5 million, and income tax benefit of $0.4 million.
Non-GAAP diluted loss per share for the three months ended September 30, 2021 was $0.12, compared with non-GAAP diluted income per share of $0.09 for the three months ended September 30, 2020.
Financial Results for the Nine Months Ended September 30, 2021
Revenue and other revenue for the nine months ended September 30, 2021 was $208.3 million, compared with revenue and other revenue of $304.0 million for the nine months ended September 30, 2020.
Operating loss for the nine months ended September 30, 2021 was $18.9 million, compared with operating loss of $4.6 million for the nine months ended September 30, 2020.
Net loss for the nine months ended September 30, 2021 was $18.7 million, compared with net income of $8.3 million for the nine months ended September 30, 2020.
Diluted loss per share for the nine months ended September 30, 2021 was $0.56, compared with diluted income per share of $0.26 for the nine months ended September 30, 2020.
The Company recognized an income tax benefit of $0.1 million for the nine months ended September 30, 2021, compared with an income tax benefit of $12.9 million for the nine months ended September 30, 2020.
Non-GAAP Financial Results for the Nine Months Ended September 30, 2021
Non-GAAP operating loss for the nine months ended September 30, 2021 was $8.0 million, compared with non-GAAP operating income of $7.9 million for the nine months ended September 30, 2020. Non-GAAP operating loss for the nine months ended September 30, 2021 excludes restructuring and impairment expense of $2.6 million, separation transaction costs of $1.1 million, acquisition costs of $1.9 million, non-GAAP stock compensation of $0.7 million and severance costs of $4.6 million. Non-GAAP operating income for the nine months ended September 30, 2020 excludes restructuring and impairment expense of $3.4 million, separation transaction costs of $5.6 million and acquisition costs of $3.4 million.
Non-GAAP net loss for the nine months ended September 30, 2021 was $8.1 million, compared with non-GAAP net income of $7.7 million for the nine months ended September 30, 2020. Non-GAAP net loss for the nine months ended September 30, 2021 excludes restructuring and impairment expense of $2.6 million, separation transaction costs of $1.1 million, acquisition costs of $1.9 million, non-GAAP stock compensation of $0.7 million, severance costs of $4.6 million and income tax benefit of $0.3 million. Non-GAAP net income for the nine months ended September 30, 2020 excludes restructuring and impairment expense of $3.4 million, separation transaction costs of $5.6 million, acquisition costs of $3.4 million and income tax benefit of $13.0 million.
Non-GAAP diluted loss per share for the nine months ended September 30, 2021 was $0.24, compared with non-GAAP diluted income per share of $0.24 for the nine months ended September 30, 2020.
Balance Sheet and Cash Flow
As of September 30, 2021, the Company had combined cash and cash equivalents of $31.6 million, compared with combined cash and cash equivalents of $35.5 million as of December 31, 2020.
The Company used $11.6 million of cash in operating activities during the nine months ended September 30, 2021, compared with $20.1 million of cash provided by operating activities during the nine months ended September 30, 2020.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted income (loss) per share, EBITDA and Adjusted EBITDA. These non-GAAP measures exclude restructuring and impairment expense, separation transaction costs, acquisition costs, certain stock compensation, severance costs, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial

Exhibit 99.1
measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income (loss) are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio Inc will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 9773625. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy and TutorMe, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.
Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2021 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including, without limitation: our ability to successfully transition to being an education technology services company and the reliability of certain financial and accounting measures we utilize.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

Exhibit 99.1

ZOVIO INC
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30 ,		Nine Months Ended September 30,
	2021	2020	2021	2020

University Partners segment revenue	$55,185	$95,991	$187,118	$288,819
Zovio Growth segment revenue	7,041	6,175	21,153	15,159
Revenue and other revenue	$62,226	$102,166	$208,271	$303,978
Costs and expenses:
Technology and academic services	$16,498	$19,084	$53,698	$54,821
Counseling services and support	20,438	24,670	68,936	71,529
Marketing and communication	21,068	23,274	68,628	70,017
General and administrative	9,013	11,437	33,285	36,405
University-related expenses	—	22,863	—	72,332
Restructuring and impairment expense	300	184	2,641	3,430
Total costs and expenses	67,317	101,512	227,188	308,534
Operating income (loss)	(5,091)	654	(18,917)	(4,556)
Other income (loss), net	(69)	39	90	(62)
Income (loss) before income taxes	(5,160)	693	(18,827)	(4,618)
Income tax expense (benefit)	59	(428)	(82)	(12,906)
Net income (loss)	$(5,219)	$1,121	$(18,745)	$8,288

Income (loss) per share:
Basic	$(0.16)	$0.03	$(0.56)	$0.26
Diluted	$(0.16)	$0.03	$(0.56)	$0.26
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	33,427	32,646	33,182	31,711
Diluted	33,427	34,015	33,182	32,342

Exhibit 99.1
ZOVIO INC
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$31,608	$35,462
Restricted cash	9,808	20,035
Investments	1,322	1,515
Accounts receivable, net	8,539	7,204
Prepaid expenses and other current assets	15,564	12,617
Total current assets	66,841	76,833
Property and equipment, net	27,711	30,575
Operating lease assets	29,909	20,114
Goodwill and intangibles, net	29,998	31,785
Other long-term assets	3,316	1,999
Total assets	$157,775	$161,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$57,878	$62,693
Deferred revenue and student deposits	13,083	8,090
Total current liabilities	70,961	70,783
Rent liability	35,373	24,125
Other long-term liabilities	8,577	7,181
Total liabilities	114,911	102,089
Total stockholders’ equity	42,864	59,217
Total liabilities and stockholders’ equity	$157,775	$161,306

Exhibit 99.1
ZOVIO INC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30 ,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(18,745)	$8,288
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for bad debts	1,002	9,845
Depreciation and amortization	6,297	8,749
Deferred income taxes	—	6
Stock-based compensation	3,619	6,086
Noncash lease expense	6,539	8,546
Net loss (gain) on marketable securities	(144)	47
Loss (gain) on disposal or impairment of fixed assets	71	38
Changes in operating assets and liabilities:
Accounts receivable	(2,335)	(14,513)
Prepaid expenses and other current assets	(2,948)	219
Other long-term assets	(1,318)	(821)
Accounts payable and accrued liabilities	(2,369)	(12)
Deferred revenue and student deposits	4,992	4,269
Operating lease liabilities	(7,527)	(8,173)
Other liabilities	1,275	(2,468)
Net cash provided by (used in) operating activities	(11,591)	20,106
Cash flows from investing activities:
Capital expenditures	(1,155)	(2,587)
Purchases of investments	(740)	(702)
Capitalized costs for intangible assets	(565)	(199)
Sale of investments	1,076	1,818
Net cash used in investing activities	(1,384)	(1,670)
Cash flows from financing activities:
Proceeds from the issuance of stock under employee stock purchase plan	76	112
Borrowings from long-term liabilities	—	2,682
Tax withholdings on issuance of stock awards	(1,182)	(400)
Repurchase of common stock	—	(106)
Net cash provided by (used in) financing activities	(1,106)	2,288
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,081)	20,724
Cash, cash equivalents and restricted cash at beginning of period	55,497	92,537
Cash, cash equivalents and restricted cash at end of period	$41,416	$113,261

Exhibit 99.1

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$(5,091)	$654	$(18,917)	$(4,556)
Restructuring and impairment expense	300	184	2,641	3,430
Separation transaction costs	51	1,478	1,113	5,574
Acquisition costs, net	513	546	1,858	3,425
Non-GAAP stock compensation	374	—	741	—
Severance costs	—	—	4,601	—
Non-GAAP operating income (loss)	$(3,853)	$2,862	$(7,963)	$7,873

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$(5,219)	$1,121	$(18,745)	$8,288
Restructuring and impairment expense	300	184	2,641	3,430
Separation transaction costs	51	1,478	1,113	5,574
Acquisition costs, net	513	546	1,858	3,425
Non-GAAP stock compensation	374	—	741	—
Severance costs	—	—	4,601	—
Income tax impact, non-GAAP	1	(412)	(275)	(13,034)
Non-GAAP net income (loss)	$(3,980)	$2,917	$(8,066)	$7,683

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$(0.16)	$0.03	$(0.56)	$0.26
Restructuring and impairment expense	0.01	0.01	0.08	0.11
Separation transaction costs	0.00	0.04	0.03	0.17
Acquisition costs, net	0.02	0.02	0.06	0.10
Non-GAAP stock compensation	0.01	—	0.02	—
Severance costs	—	—	0.14	—
Income tax impact, non-GAAP	0.00	(0.01)	(0.01)	(0.40)
Non-GAAP diluted income (loss) per share	$(0.12)	$0.09	$(0.24)	$0.24

Exhibit 99.1
ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$(5,219)	$1,121	$(18,745)	$8,288
Interest expense (income), net	69	(39)	(90)	62
Income tax expense (benefit)	59	(428)	(82)	(12,906)
Depreciation and amortization	2,035	2,864	6,297	8,749
EBITDA	(3,056)	3,518	(12,620)	4,193
Restructuring and impairment expense	300	184	2,641	3,430
Separation transaction costs	51	1,478	1,113	5,574
Acquisition costs, net	—	(285)	—	929
Non-GAAP stock compensation	374	—	741	—
Severance costs	—	—	4,601	—
Adjusted EBITDA	$(2,331)	$4,895	$(3,524)	$14,126